Exhibit 31.1
CERTIFICATIONS
I, Antoine J. Lafargue, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Magellan Petroleum Corporation;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

		By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Secretary
(as Principal Executive, Financial and Accounting Officer)

Date:	October 27, 2016